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                                 EXHIBIT 99

For Immediate Release
July 28, 2003


           Assisted Living Concepts in Compliance With Note Indenture

Dallas, Texas, July 28, 2003 - - Assisted Living Concepts, Inc. (ASLC) announced today that it received a Notice from BNY Midwest Trust Company, the Trustee under the Indentures dated January 1, 2002 (the "Indentures"), indicating that the Default referenced in the Trustee's earlier Notice of Default regarding the annual opinion requirement has been cured. The Company has delivered to the Trustee the annual opinions stating that all filings, recordings or other actions that are necessary to maintain the Liens under the Collateral Documents (as defined in the Indenture) have been done.

The Indentures pertain to the 10% Senior Secured Notes due 2009 (the "Senior Notes") and the Junior Secured Notes due 2012 (the "Junior Notes"). The Company has been informed that the Trustee will also be notifying the Note Holders of the Senior Notes and Junior Notes that the Default has been cured.

Certain statements contained in this press release and statements made by or on behalf of Assisted Living Concepts, Inc. relating hereto, including, without limitation, statements containing the words "will," "believes," "expects," "estimates," "should," and words of similar import may be deemed to constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be affected by risks and uncertainties and other risks and uncertainties contained in the Company's filings with the Securities and Exchange Commission. The Company does not undertake any obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

                           CONTACT INFORMATION:

Matthew G. Patrick, Chief Financial Officer, (214) 424-4002.